IRET Provides September Operating Update and Announces Date of 3nd Quarter 2020 Earnings Release

MINNEAPOLIS, MN, October 13, 2020 – IRET (NYSE: IRET) provides update on operating performance for September 2020 and announces that it will release its third quarter 2020 operating results after the market closes on Monday, November 2, 2020.
Operating Performance Update
IRET provided the following updates regarding September operating performance:
•Collections were 98.8% of total revenues for September 2020 and 98.8% for the three months ended September 30, 2020.
•Weighted average occupancy across our portfolio was 94.4% for September 2020 and 94.3% for the three months ended September 30, 2020 compared to 93.8% and 93.6% for the respective periods the prior year.

Conference Call
Management will host a conference call to discuss its third quarter 2020 operating results on Tuesday, November 3, 2020, at 10:00 a.m. Eastern Time.

Interested parties may access the live conference call via the following:

Live webcast: http://ir.iretapartments.com
Live Conference Call		Conference Call Replay
Tuesday, November 3, 2020, at 10:00 AM ET		Replay available until November 17, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll-Free Number	1-412-902-4132	International Toll-Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10147829
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. Currently we own 67 apartment communities consisting of 11,910 apartment homes. IRET’s common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET-PC," respectively). IRET's press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com